UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 355 Burrard Street, Suite 1000 Vancouver, British Columbia, Canada		V6C 2G8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01Entry into a Material Definitive Agreement.

On December 18, 2020, a sublease agreement (the “Sublease”) by and between Sierra Oncology Canada ULC (the “Sublandlord”), a wholly owned subsidiary of Sierra Oncology, Inc. (the “Company”), and Scougall Management (1987) Limited (the “Subtenant”) became effective. The Subtenant will have possession of the Premises beginning on approximately December 29, 2020 (the “Possession Date”), with the Sublease commencing on approximately March 29, 2021. The Sublease premises include approximately 8,300 square feet, located at Suite 2150, 885 West Georgia Street, Vancouver BC, Canada (the “Premises”) and are currently under lease between the Sublandlord and the master landlord, collectively VAN885 West Georgia LP, by its general partner, VAN885 West Georgia GP Ltd. and ONTREA Inc., both by their duly authorized agent, The Cadillac Fairview Corporation Limited (the “Head Lease”), which expires on February 28, 2023. The Sublease will expire on February 27, 2023.

The aggregate estimated base rent payment due to the Sublandlord over the term of the Sublease is approximately $0.4 million. Additionally, the Subtenant shall pay to the Sublandlord all Business Tax and its Proportionate Share of Taxes and Operating Costs (such terms as defined in the Head Lease) respecting the Premises (the “Additional Rent”), which Additional Rent is estimated, for 2020, at $19.26 per square foot per annum. From the period commencing on the Possession Date and expiring on the three-month anniversary of the Possession Date (the “Fixturing Period”), the Subtenant shall have exclusive access to the Premises for leasehold improvements and installation of the Subtenant’s fixtures and equipment. No rent payment is due during the Fixturing Period. The rent payment amounts were converted to U.S. dollars from Canadian dollars using the daily exchange rate on December 17, 2020 of Canadian $1.00 equal to US$0.79 as quoted by the Bank of Canada.

The foregoing description of the Sublease is qualified in its entirety by reference to the Sublease, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: December 22, 2020	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer